UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest reported) January 26, 2007

ORIGINALLY NEW YORK, INC.

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-50013 (Commission File Number)	91-2107890 (IRS Employer Identification No.)

216 N. Commercial Avenue, Eagle Grove, IA 50533

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (515) 603-6292

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

The following sets forth certain sales of unregistered securities since the Company's last periodic report.

On January 26, 2007 the Company has issued 100,000 shares of its common stock to Floyd S. Butterfield in exchange for services rendered having a value of $50,000. The shares were issued in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder and contain a restrictive legend in accordance with Rule 144.

Item 5.02(d) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 26, 2007 by unanimous approval of the Board of Directors, Originally New York, Inc., appointed John H. Rivera to the Board of Directors and as Chairman of the Board to serve until the next annual election of directors by shareholders. Mr. Rivera’s election is effective at noon on January 26, 2007.

John Rivera was born May 13, 1949 in Hialeah, Florida and attended Hialeah High School. For the last 18 years he has been involved in research and development for Hydrocarbon and organic base medias such as MSW, old tires, chicken manure, wood chips, saw dust, sugar cane, soy beans and corn. He invented USSEC's patent-pending fuel manufacturing process and has 30 years' experience in business and technology development in U.S. and international markets. His accomplishments include developing a clean-oil process that converted pit oils to uncontaminated fuel; developing co-generation facilities in the Dominican Republic, Puerto Rico and Nicaragua; and leading the development of process technology to extract clean oil from contaminated sand in Kuwait. He also has designed and developed numerous computer-based systems and researched and developed chemical reactions and catalysts. Rivera has spent 18 years developing “The Rivera Process”, and is now striving to have it named the Best Available Demonstrated Technology.

Mr. Rivera is Chairman & CEO of U.S. Sustainable Energy Corp. U.S. Sustainable Energy Corp and Originally New York, Inc. are in preliminary discussions regarding a possible joint business venture. Otherwise, Mr. Rivera is not subject to material relationships or related party transactions with the Company.

Mr. Rivera has not been appointed to, nor as of the date of this disclosure, is he expected to be appointed to a Committee of the Board. Mr. Rivera has not entered into any employment or related agreements with the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2007

ORIGINALLY NEW YORK, INC.
By:	/s/ Taylor Moffitt	Date: January 29, 2007
Taylor Moffitt
CEO/ /Director

By:	/s/ Chris McGovern	Date: January 29, 2007
Chris McGovern
President/Treasurer